As filed with the Securities and Exchange Commission on December 20, 2005
Registration No. 333-127893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	58-2466370
(state or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or	Classification Code Number)	Identification No.)
organization)

215 North Pine Street
Spartanburg, South Carolina 29302
(864) 948-9001
     (Address and Telephone Number of Intended Place of Business)

Jerry L. Calvert
President and Chief Executive Officer
215 North Pine Street
Spartanburg, South Carolina 29302
(864) 948-9001
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.
Hamilton E. Russell, III, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
Telephone: (864) 250-2235
Fax: (864) 232-2359

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

        An aggregate of 833,500 shares of common stock (including 86,000 shares of a selling shareholder) were initially registered in the offering that was declared effective by the Securities and Exchange Commission on October 14, 2005.

        The Registrant’s offering was terminated on December 2, 2005. A total of 369,282 shares were sold in the offering, including 283,282 shares of common stock issued by the Registrant and 86,000 shares sold by the selling shareholder. The remaining 464,218 shares of common stock registered in the offering are hereby deregistered.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 20, 2005.

FIRST NATIONAL BANCSHARES, INC. By: /s/ Jerry L. Calvert Jerry L. Calvert President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. DAN ADAMS* C. Dan Adams	Director	December 20, 2005

/s/ MELLNEE G. BUCHHEIT* Mellnee G. Buchheit	Director	December 20, 2005

/s/ JERRY L. CALVERT Jerry L. Calvert	President, Chief Executive Officer, and Vice Chairman	December 20, 2005

/s/ MARTHA C. CHAPMAN* Martha C. Chapman	Director	December 20, 2005

/s/ W. RUSSEL FLOYD, JR.* W. Russel Floyd, Jr.	Director	December 20, 2005

/s/ C. TYRONE GILMORE, SR.* C. Tyrone Gilmore, Sr.	Director	December 20, 2005

/s/ DR. GAINES W. HAMMOND, JR.* Dr. Gaines W. Hammond, Jr.	Chairman of the Board	December 20, 2005

20

/s/ BENJAMIN R. HINES* Benjamin R. Hines	Director	December 20, 2005

/s/ WILLIAM A. HUDSON* William A. Hudson	Director	December 20, 2005

/s/ KITTY B. PAYNE* Kitty B. Payne	Executive Vice President and Chief Financial Officer	December 20, 2005

/s/ NORMAN F. PULLIAM* Norman F. Pulliam	Director, Chairman Emeritus of the Board	December 20, 2005

/s/ PETER E. WEISMAN* Peter E. Weisman	Director	December 20, 2005

/s/ DONALD B. WILDMAN* Donald B. Wildman	Director	December 20, 2005

/s/ COLEMAN L. YOUNG, JR.* Coleman L. Young, Jr.	Director	December 20, 2005

*By: /s/ JERRY L. CALVERT Jerry L. Calvert, as Attorney-in-Fact	December 20, 2005